EXHIBIT 99



Company Contact                       Investor Relations Contacts         Media Contact
Stuart Fleischer                      David Waldman/John Heilshorn        Chenoa Taitt
Chief Financial Officer               Lippert/Heilshorn & Associates      Lippert/Heilshorn & Associates
516-605-6625                          212-838-3777                        212-838-3777
sfleischer@nmhcrx.com                 dwaldman@lhai.com                   ctaitt@lhai.com


For Immediate Release

               NMHC Continues PBM Middle-Market Consolidation with
             Acquisition of Inteq - NMHC to Offer Expanded Products
                        and Services to Inteq Customers -
        - Acquisition Expected to be Accretive to Fiscal 2004 Earnings -


     PORT WASHINGTON, N.Y. - April 2, 2004 - National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager
(PBM) doing business as NMHC Rx, has acquired the assets of The Inteq Group, a Dallas-based PBM, for $31.5 million in cash. The sellers have the opportunity to receive up to $4.2 million in additional purchase price for achieving certain performance milestones. The transaction is expected to be slightly accretive to earnings in fiscal 2004 (ending June 30, 2004) and to add substantially to earnings in fiscal 2005. The initiatives for improving margins and cutting costs will be consistent with the past three PBM acquisitions that were successfully integrated by NMHC.

     James Bigl,  president and chief executive  officer of NMHC,  stated,  "The
Inteq team has done a terrific job and we are very excited about this opportunity. We look forward to providing new services and technologies to Inteq's existing customer base - including our informatics, care management, industry-leading reporting platform, and specialty-pharmacy services. Over the last four years, we have established an impeccable track record of successfully integrating acquired businesses - simultaneously improving the value propositions for our customers while also gaining efficiencies through economies of scale."

     "While Inteq has strengths in several markets, the addition of their Dallas operation provides us with the platform to fulfill one of our objectives of aggressively penetrating the Texas marketplace," Mr. Bigl continued. "The acquisition of Inteq's assets is another important step in our middle-market consolidation of the PBM industry, and with our strengthened capital structure, we plan to continue making acquisitions, both in the PBM and specialty-pharmacy space."

     Andy Fisk, president of Inteq, commented, "We have known Jim and NMHC for some time and we chose them given their outstanding service philosophies, success in assisting clients in managing their drug costs, commitment to maintaining a presence in Dallas, and the ability to offer our customers the additional services NMHC has to offer. We are excited for our customers and we look forward to playing a role in the growth of this dynamic company."

     Southwest Securities, Inc. acted as exclusive advisor to The Inteq Group in connection with this transaction.

About NMHC

     National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), Integrail (health information solutions),
NMHC Mail (home delivery pharmacy), and Ascend (specialty pharmacy solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects", "plans" and similar expressions identify forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2003, and other Securities and Exchange Commission filings.



                                      # # #